UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023
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AmerInst Insurance Group, Ltd.
(Exact name of registrant as specified in its charter)
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Bermuda	000-28249	98-0207447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

c/o Davies Captive Management Limited
25 Church Street, Continental Building
P.O. Box HM 1601, Hamilton, Bermuda HMGX
(Address of Principal Executive Office) (Zip Code)

(441) 295-2185
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

AMERINST INSURANCE GROUP, LTD.

FORM 8-K
CURRENT REPORT

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the Current Report on Form 8-K filed by AmerInst Insurance Group, Ltd. on June 21, 2023 (the “Prior 8-K”), reporting the entry into an Asset Purchase Agreement, dated as of June 15, 2023, providing for the sale of substantially all of Protexure’s assets. Terms used but not defined herein have the meanings given to such terms in the Prior 8-K.

On September 19, 2023, the parties to the APA entered into Amendment No. 1 to the APA (the “Amendment”) to extend (from September 30, 2023 to October 30, 2023) the date after which either Protexure or the Purchaser may terminate the APA if the Asset Sale has not been completed.

The above description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to and incorporated by reference in this Report on Form 8-K.

Item	9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Amendment #1 to Asset Purchase Agreement, dated as of September 19, 2023, by and among MAC 43, LLC, Protexure Insurance Agency, Inc., and Protexure Risk Purchasing Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERINST INSURANCE GROUP, LTD.

By:	/s/ Thomas B. Lillie
Thomas B. Lillie Chairman of the Board

Date: September 21, 2023